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                                                                    EXHIBIT 3.12

                    DIVESTED LITCHFIELD PARK PROPERTIES, INC.

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                                     BY-LAWS

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                                    ARTICLE I

                                     OFFICES

      Section 1. The known place of business shall be located in Phoenix, Arizona.

      Section 2. The corporation may also have offices at such other places both within and without the State of Arizona as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                         ANNUAL MEETINGS OF SHAREHOLDERS

      Section 1. All meetings of shareholders for the election of directors shall be held in the City of Wilmington, State of Delaware, at such place as may be fixed from time to time by the board of directors. Said meetings

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may also be held at such other place either within or without the State of
Arizona as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

      Section 2. Annual meetings of shareholders, commencing with the year 1988, shall be held on the first Monday of December if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., at which they shall elect by a plurality vote a board off directors, and transact such other business as may properly be brought before the meeting.

      Section 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by an officer of the corporation at the direction of the person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

                                   ARTICLE III

                        SPECIAL MEETINGS OF SHAREHOLDERS

      Section 1. Special meetings of shareholders for

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any purpose other than the election of directors may be held at such time and place within or without the State of Arizona as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2. Special meetings of the shareholders may be called by the president, the board of directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

      Section 3. Written or printed notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by an officer of the corporation at the direction of the person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

      Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

                                   ARTICLE IV

                           QUORUM AND VOTING OF STOCK

      Section 1. A majority of the shares of the

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corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, a majority of the shares so represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

      Section 2. Business may be conducted once a quorum is present and may continue until adjournment of the meeting notwithstanding the withdrawal or temporary absence of sufficient shares to reduce the number present to less than a quorum. Unless the vote of a greater number or voting by classes is required by law or the articles of incorporation, the affirmative vote of the majority of the shares then represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders; provided, however, that if the shares then represented are less than required to constitute a quorum, the affirmative

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vote must be such as would constitute a majority if a quorum were present.

      Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

      In all elections for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares of stock owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates as he may see fit.

      Section 4. Any action required to be taken at a meeting of the shareholders or any action which may be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken,

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shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                    ARTICLE V

                                   DIRECTORS

      Section 1. The number of directors shall be three. Directors need not be residents of the State of Arizona nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

      Section 2. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.

      Any directorship to be filled by reason of an increase in the number of directors may be filed by the affirmative vote of a majority of the directors present at a

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meeting at which a quorum is present. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders.

      Section 3. The business and affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

      Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Arizona, at such place or places as they may from time to time determine.

      Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

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                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS

      Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of Arizona, and may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to such aforementioned means shall constitute presence in person at such meeting.

      Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

      Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

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      Section 4. Special meetings of the board of directors may be called by the president on five days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors. A waiver of notice signed by a director either before or after the meeting shall be equivalent to the giving of notice.

      Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

      Section 6. A majority of the directors then serving shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the

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articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 7. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

                                   ARTICLE VII

                              EXECUTIVE COMMITTEE

      Section 1. The board of directors, by resolution adopted by a majority of the full board of directors, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular

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minutes of its proceedings and report the same to the board when required.

                                  ARTICLE VIII

                                     NOTICES

      Section 1. Whenever, under the provisions of the statutes or of the articles of incorporation or of these bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be delivered at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

      Section 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time states therein, shall be deemed equivalent to the giving of such notice.

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                                   ARTICLE IX

                                    OFFICERS

      Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board or directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person except the offices of President and Secretary.

      Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.

      Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

      Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

      Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify.

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Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                                  THE PRESIDENT

      Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

      Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE VICE-PRESIDENTS

      Section 8. The vice-president, or if there shall

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be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other ' duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

      Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board

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of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

      Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

      Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

      Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its

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regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

      Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

      Section 14. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                    ARTICLE X

                             CERTIFICATES FOR SHARES

      Section 1. The shares of the corporation shall be

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signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

                                LOST CERTIFICATES

      Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                              TRANSFERS OF SHARES

      Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper

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evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

                              FIXING OF RECORD DATE

      Section 5. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors may find in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days nor less than ten days prior to any such other action.

      If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at four o'clock in the afternoon on the day before the day on which notice is

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given, or, if notice is waived, at the commencement of the meeting. If no record date is fixed, the record date for determining shareholders entitled to express consent to corporate action in writing without meeting shall be the time of the day on which the first written consent is served on the corporation as provided by law.

      A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting and further provided that the adjournment or adjournments do not exceed thirty days in the aggregate.

                             REGISTERED SHAREHOLDERS

      Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have

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express or other notice thereof, except as otherwise provided by the laws of
Arizona.

                                  VOTING RECORD

      Section 7. The officer or agent having charge of the stock transfer books for shares shall make, before each meeting of shareholders, a complete record of the shareholders entitled to vote at shareholder's meeting or any adjournment thereof, arranged in alphabetical order, with the address of each and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                                    DIVIDENDS

      Section 1. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in the corporation's own

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shares, subject to any provisions of law and of the articles of incorporation.

      Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

      Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

      Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

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                                      SEAL

      Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Arizona." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE XII

                                   AMENDMENTS

      Section 1. The power to alter, amend or repeal the bylaws or adopt new bylaws, subject to repeal or change by action of the shareholders, shall be vested in the board of directors unless reserved to the shareholders by the articles of incorporation.